EXHIBIT 23A

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of AutoInfo, Inc. for the year ended December 31, 2000, of our report dated March 22, 2001 on the financial statements of AutoInfo, Inc. for the year ended December 31, 2000 by reference to the Registration Statement under the Securities Act of 1933 (File No. 33-34442) of AutoInfo, Inc.


                                 /s/ Dworken, Hillman, LaMorte & Sterczala, P.C.

Bridgeport, Connecticut
March 27, 2001